SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2003

Wells Real Estate Fund XIV, L.P.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

333-101463 (under ’33 Act)	01-0748981
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former name or former address, if changed since last report)

Item 2. Acquisition of Assets

Randstad Atlanta Building

On December 19, 2003, Fund XIII and Fund XIV Associates (the “Joint Venture”), a joint venture partnership between Wells Real Estate Fund XIII, L.P. (“Wells Fund XIII”) and Wells Real Estate Fund XIV, L.P. (the “Registrant”), purchased a four-story office building on an approximately 2.9-acre tract of land located at 2015 South Park Place in Atlanta, Georgia (the “Randstad Atlanta Building”) from Randstad Staffing Services, Inc. (“Randstad”) in a sale-leaseback transaction for a purchase price of $6,500,000, exclusive of closing costs. Wells Fund XIII is a public limited partnership affiliated with the Registrant through common general partners. Randstad is not in any way affiliated with the Joint Venture, the Registrant or its general partners.

The Registrant contributed approximately $3.26 million and Wells Fund XIII contributed approximately $3.26 million to the Joint Venture for their respective shares of the acquisition costs for the Randstad Atlanta Building. Subsequent to the acquisition of the Randstad Atlanta Building, the Registrant held an equity percentage interest in the Joint Venture of 50%, and Wells Fund XII held an equity percentage interest in the Joint Venture of 50%.

The Randstad Atlanta Building, which was completed in 1985, contains approximately 65,000 aggregate rentable square feet and is leased under a net lease (i.e., operating costs and maintenance costs are paid by the tenant) entirely to Randstad, an affiliate of Randstad Holdings NV (“Randstad Holdings”). Randstad Holdings, the guarantor of the Randstad lease, is an international supplier of temporary and contract staffing services. Randstad, which has its corporate headquarters in the Randstad Atlanta Building, manages the operations of Randstad Holdings in the United States and Canada. Randstad operates in five core areas, including office, industrial, creative, technical and professional services. Randstad Holdings reported a net worth, as of June 30, 2003, of approximately $346.7 million.

The Randstad lease commenced in 2003 and expires in 2013. The current annual base rent payable under the Randstad lease is approximately $646,000. Randstad has the right, at its option, to extend the initial term of its lease for two additional five-year periods at 95% of the then-current market rental rate. In addition, Randstad has a right of first refusal to purchase the Randstad Atlanta Building should the Joint Venture decide to sell the Randstad Atlanta Building in the future. The Joint Venture, as landlord, is responsible for the maintenance and repair of the roof, plumbing, electrical, heating and air conditioning, exterior walls, doors, windows, corridors and other common areas of the Randstad Atlanta Building.

Item 7. Financial Statements and Exhibits

(a) Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before March 2, 2004, by amendment to this Form 8-K, which date is within the 60-day period allowed to file such an amendment.

(b) Pro Forma Financial Information. See Paragraph (a) above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XIV, L.P.

(Registrant)

By: Wells Capital, Inc.

        General Partner

        By: /s/ Leo F. Wells, III

                Leo F. Wells, III

                President

By: /s/ Leo F. Wells, III

        Leo F. Wells, III

        General Partner

Date: December 31, 2003

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